SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

      Cedar Shopping Centers, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation or Organization)	42-1241468 (I.R.S. Employer Identification No.)

44 South Bayles Avenue Port Washington, New York (Address of principal executive offices)	11050 (Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the
Exchange Act and is effective upon filing pursuant
to General Instruction A.(c), please check the
following box. |X|	If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act
and is effective upon filing pursuant to General
Instruction A.(d), please check the following box: |_|

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered 87/8% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)	None (Name of Exchange)

Item 1. Description of Registrant’s Securities to be Registered

           For a description of the securities to be registered hereunder, reference is made to the information set forth under the headings (i) "Description of the Series A Preferred Stock" in the Prospectus Supplement, dated July 23, 2004, to the Prospectus, dated May 4, 2004 (the "Prospectus"), included in the Registration Statement on Form S-3 of Cedar Shopping Centers, Inc. (the "Company"), as filed with the Securities and Exchange Commission (File No. 333-114710), under the Securities Act of 1933, as amended, and (ii) "Description of Preferred Stock" in the Prospectus, which information is incorporated herein by reference.

Item 2. Exhibits

3.1	Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-11 filed on August 20, 2003, as amended.

3.2	Articles of Amendment of Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-11 filed on August 20, 2003, as amended.

3.3	Articles Supplementary to the Company's Articles of Incorporation, as amended, dated July 26, 2004.

SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CEDAR SHOPPPING CENTERS, INC. By: /s/ Leo S. Ullman Name: Leo S. Ullman Title: Chairman of the Board of Directors and Chief Executive Officer

Date: July 26, 2004

EXHIBIT INDEX

Exhibit 3.1	Description Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-11 filed on August 20, 2003, as amended.

3.2	Articles of Amendment of Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-11 filed on August 20, 2003, as amended.

3.3	Articles Supplementary to the Company's Articles of Incorporation, as amended, dated July 26, 2004.